Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, on this 26th day of April, 2005, that each person whose signature appears below hereby constitutes and appoints John L. Howard and Laurence M. Trusdell, and each of them, severally, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign a registration statement on Form S-8 relating to the W.W. Grainger, Inc. 2005 Incentive Plan and any and all amendments thereto, and to file such registration statement and each such amendment with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.

/s/ R. L. Keyser R. L. Keyser Chairman of the Board and Chief Executive Officer (Principal Executive Officer and a Director)	/s/ John W. McCarter, Jr. John W. McCarter, Jr. Director

/s/ P. O. Loux P. O. Loux Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	/s/ Neil S. Novich Neil S. Novich Director

/s/ J. E. Andringa J. E. Andringa Vice President and Controller (Principal Accounting Officer)	/s/ Gary L. Rogers Gary L. Rogers Director

/s/ Brian P. Anderson Brian P. Anderson Director	/s/ James D. Slavik James D. Slavik Director

/s/ Wilbur H. Gantz Wilbur H. Gantz Director